Exhibit 99.1
Second Annual Investor Summit December 3, 2009

Welcome Jennifer Heizer Senior Manager, Investor Relations

Safe Harbor Statement This presentation contains statements about athenahealth, Inc.'s business that are not historical facts, including projections regarding our future expectations, financial performance, plans, and prospects. Such statements may constitute forward-looking statements, for purposes of the Safe Harbor provisions under the U.S. Private Securities Litigation Reform Act of 1995, and can often be identified with words such as "we expect," "we anticipate," "upcoming," and similar expressions. No forward- looking statement can be guaranteed, and actual results and events may differ materially from results and events discussed in such forward-looking statements. Such statements involve risks, uncertainties, and assumptions. For a more complete discussion of risks, uncertainties, and assumptions that may affect athenahealth, Inc., please see our most recent Annual Report on Form 10-K and our other current public filings available at www.sec.gov and on the Investors section of our website at www.athenahealth.com. athenahealth is providing this information as of the date of this presentation and does not undertake any obligation to update any forward- looking statements contained in this presentation as a result of new information, future events, or otherwise. Finally, during this presentation we will be referring to non-GAAP financial measures such as Adjusted EBITDA. These non-GAAP measures are not prepared in accordance with generally accepted accounting principles. A reconciliation between non-GAAP and the most directly comparable GAAP financial measures is available within the quarterly earnings press releases on the Investors section of our website.

athenahealth Overview Jonathan Bush President, Chairman & CEO

Investor Summit Plan: A Brisk March From Why ? to How ? To What ?, all by 2:30pm! Why? - What are we driving at? How? - Our frame for thinking, deciding, and operating Stability: People and Process Discussion Performance: Client Results Discussion Followed by a client perspectives panel Profitability: Operational Scalability Discussion Growth: Market Awareness Discussion What? - a financial picture of what we expect to do by 2014 Management Q&A throughout the day

"Why": Good Businesses, Like Good People, Live With An Ending To Their Story In Mind Live With An Ending To Their Story In Mind Live With An Ending To Their Story In Mind From the beginning, we saw an opportunity... To improve business results for physician practices That opportunity drives our mission... To be medical groups' most trusted business service Our mission still dictates our role today... To be the best at getting clinicians paid for doing the right thing That role is critical to our vision: An information infrastructure that makes health care work as it should athenahealth

In Health Care Administration, Moore's Law, the Basic Rule of Innovation, Does Not Apply









- Physicians receive over 1,000 faxes per month[1]
- ~60% of all claims payments are printed and mailed by payers to providers for manual reconciliation[2]
- Only 4% of physicians have adopted a "fully functional" EHR[3]
- Physicians spend an average of nearly three weeks per year on billing[4]
- Nearly 30% of abnormal outpatient test results never reach the patient[5]

1 *athenahealth data 2009.*
2 *The McKinsey Quarterly: June 2007, "Overhauling the US Health Care Payment System"*
3 *The New England Journal Of Medicine : June 2008* http://content.nejm.org/cgi/content/full/359/1/50
4 L. P. Casalino, S. Nicholson, D. N. Gans et al., "What Does It Cost Physician Practices to Interact with Health Insurance Plans?" *Health Affairs* Web Exclusive, May 14, 2009, w533–w543.
5 *Archives of Internal Medicine: June 2009,* "Frequency of Failure to Inform Patients of Clinically Significant Outpatient Test Results" http://archinte.ama-assn.org/cgi/content/short/169/12/1123

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Moore's Law Has Not Applied Because the Basic Conditions for Innovation are Weak in Health Care Certain conditions must be present in order for innovation to flourish: Diverse crowds of buyers - here's to the crazy ones? Freedom to invent/refine - highways full of black Escalades Price/product transparency - a basic component of any marketplace for goods and services Example: What if everything worked like health care? www.whatstherealcost.org

BUT, in Medical offices, We Have Found Some Key Ingredients of Moore's law Over 200,000 discrete business who can make their own decisions - eureka, the crazy ones! 1 Physicians directly or indirectly are responsible for 70-80% of total healthcare spending2 They are generally rational, self-interested actors - more rare than one might think in healthcare SK&A 2009 http://www.skainfo.com/ 2 CMS National Health Expenditure Projections 2008-2018. http://www.cms.hhs.gov/NationalHealthExpendData/downloads/proj2008.pdf

We Have Used These to Form Health Care's First Cloud: We Call It Information Infrastructure An infrastructure that connects "say" with "do" is the single biggest obstacle to further innovation in healthcare As such, we endeavor to use our business model to justify construction of shared resources Robust enough to be reused countless times A true network...

Our "Software-Enabled Service (SeS)" is New To Health Care Software ASP SaaS SeS Low High Connection to Outcomes High Recurring Revenue Low High implementation costs Low ongoing revenue for app use No connection to outcomes or performance No app use overlap between vendor and client No visibility into performance Moderate implementation costs Moderate ongoing revenue for app use/hosting Vendor connected to app speed and availability Nominal app use overlap (prod sys) No visibility into performance Low to no upfront cost Moderate ongoing revenue for app use/hosting Vendor connected to usability & performance Nominal app use overlap (prod sys) Moderate visibility into performance Low to no upfront cost Significant ongoing revenue 100% connection to outcomes Complete app use overlap High visibility into performance & outcomes

Our Network Delivers Profitable Business Services 2000 2007 2010 Launch Year And Now... Anodyne AnalyticsTM: A leading revenue cycle BI solution 2-8% Price as % of Collections 1-4% TBD athenahealth

All Services are Based on Shared Responsibility for Outcomes

	scheduling	check-in	intake	exam	orders	checkout	follow-up
	athenaNet						
Collect or	Schedule, check eligibility	Alerts on Patient Payments, creation of Slip, collect co-pay				Patient payment, schedule next visit	Submit reports and collect payment on claims and P4P
Clinical s	Capture problem type	Load additional medical docs into patient record	Clinical data capture and P4P fields	Paper, voice or electronic capture of exam info, P4P fields	Order Routing (Rx, lab, referral, etc.)		Update patient record with order results
Communicat or	Deliver pre-visit info, pre-collect intake data	Establish/ verify online credentials				Set reminder for next visit	Population mgmt, results notification

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These Services Are Becoming More Interdependent: The Creation of "athenaOne" athenaNet Schedule, check eligibility, collect co- pay Alerts on Patient Payments, Creation of Slip Fields for Capture of Claim and P4P Data Fields for Capture of Claim and P4P Data Patient payment, schedule next visit Submit reports and collect payment on claims and P4P Collect or Clinical s Load additional medical docs into patient record Clinical Data Capture and P4P Tracking Paper, voice or electronic capture of exam info Order Tracking, Results Collection and Alerts Update patient record with order results Appt. reminder calls, live answering service Set reminder for next visit Patient contact / results notification, patient portal Communicat or "athenaOne" Clinicals increases practice collections Communicator increases payments on population management for Clinicals clients Contesting Claims on Collector is more effective with Clinicals In all cases, Collector monetizes improvements We will begin packaging, pricing and implementing all services as one

And Now for the "How": We Use a Strategic Waterfall

Finally, the "What": Our Mission Finances the Journey to Our Vision We are paid only when the right thing happens to the practice Our business profits more when shared resources are built rather than single client resources athenaNet is a shared national network Our business model has more long-term profit attached to it the more ugly and manual the work gets

We Have More Work To Do, But Our Vision for Health Care Is Very Much In Reach Today... Our network of ~15,000 physicians is growing at ~30% per year On our network performance is strong; clients do less work and earn more money - and all data is online Because our network connects stakeholders, it reduces the complexity and cost of health care administration Medical groups are the primary beneficiaries of the network Tomorrow... Our network should grow to 100,000 physicians and beyond Our network should improve performance across more aspects of our clients' businesses Our network should connect more stakeholders Our network should become a national asset

People & Process Discussion Leslie Locke SVP, People & Process

Our Culture is Based on High Growth and High Innovation As we have grown, we have diversified into different locations based on local advantages Watertown headcount flat Belfast a key source of growth India an emerging innovation center for us We have also invested explicitly in understanding and transforming our company culture

And High Growth and High Innovation Require Constantly Adapting To New Needs Our mission requires innovation to disrupt the established model We require a population that can cope with the effects of innovation Intellectual curiosity and job design change More corporate lattice than ladder Internal transfer rates have averaged 30% annually

We Address This Challenge By Investing in Ongoing Teaching and Learning Teaching and learning recruitment Rapid learning infrastructure Top of the house succession planning High variable compensation focused on team scorecards Geography strategy that leverages different talents Location Brand Watertown, MA Innovation center Belfast, ME Operations center Chennai, India Replication center TBD Client-facing, travel-intensive center Watertown, MA Belfast, ME Chennai, India

The Result is a Community of athenistas Who are Engaged and Stay With Us Key drivers of engagement center around transparency, accessibility to management and opportunity to grow Our turnover goals focus on developing people and exiting those who don't fit

We Have Built a Strong Senior Management Team With a Focus On Succession Planning

What's next? Focus on "connective tissue" between teams and locations in order to successfully scale our culture while allowing it to coexist with local cultures Evolve our compensation strategy to increase variable compensation and increase rewards for team performance Enhance people development capabilities and nurture future leaders Explore geographic base for high volume travelers in lower cost markets

Client Results Discussion Diane Kaye VP, Product Strategy

Across Our Portfolio of Products, What We Sell is Client Performance More Revenue Faster Revenue Less Work

Our Results Show We Are Delivering On This Client Performance Story with athenaCollector athenahealth analysis: Q3 2009 results Collections Improved by 6.5%

DAR Reduction is Driven by Producing Increasingly Clean Claims Client DAR FPR Rate DAR under 40days* FPR over 90%* * As of Q3 2009

And Based on Case Study, Total Ongoing Cost of Billing is 20%-30% Less With athena Enterprise client example: Billing as a percentage of revenue without athena: 7.8% of revenue 69% of cost was client staff 22% of cost was IT infrastructure and maintenance With athena, billing is 6% of revenue 58% is athena fees 38% client staff athenahealth

The Client Performance Story for athenaClinicals is Clearly Emerging

More Revenue	• **3.4% improvement in total number of appointments** (6 months before versus 6 months post)[1] • Avg. of $1,500/month from P4P programs over 5 years, half of which is HITECH Act
Faster Revenue	• Charge integration with athenaCollector accelerates claim submission process
Less Work	• 1,000+ faxes can be managed, conservative savings of $1,000 per physician per month • Other costs saved over life include software, interfaces, maintenance

[1] athenahealth data 2009

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Initial Feedback on the Client Performance Story for athenaCommunicator Is Compelling More Revenue Improved schedule density Improved self-pay collections Supports compliance with P4P/HITECH Act /NCQA Faster Revenue Reduction in self-pay DAR Less Work Reduction of manual phone calls, voice mails, letters, patient forms Less time spent on scheduling and patient communications

How Do we Do it? We Adhere to a Consistent Perspective on Client Performance and Deliver Against It More Revenue How much cash are you bringing in? Are you leaving cash on the table? Are you scheduling effectively with the right mix of patients Are your providers productive and efficient? What are you doing to prevent denials? Are you making good decisions about bad debt? Are you getting paid accurately Faster Revenue How fast are you getting paid? What are you doing to speed payment? What is athenahealth doing to speed payment? Less Work How much work are you doing? Is your supply chain causing extra work? How much work is athenahealth doing?

Each Client Performance Metric Is Backed By Detailed Analysis from Our Network Are you leaving cash on the table? Are your providers productive and efficient? Missing slip rate Payer payment per total RVU E&M coding distribution Average code pre/post use of E&M coding $ collected per claim Sum of work RVU Total appointments Same day encounter close rate % of encounter activity done by provider Time spent by provider on Intake, Exam and Sign-off stages How much cash did you bring in?

Client Performance is Managed Throughout Our Client Facing Organizations Sales educates prospects on the story Professional services reinforces the story during implementation Measures performance pre-athena Implementation success measured via key metrics like "% of clients whose FPR rate rises to athena average by month 3 post go-live" Account management reports on the story Leverages the new Practice Performance Review (PPR) and benchmarks each client to peers Monitors the new Client Workstation to track client results Reviews athena's best practices on areas requiring improvement that only the client can affect

PPR Faster Revenue Example: "How fast are you getting paid?"

PPR Less Work Example: "How much effort are providers contributing to document patient visits?"

Beyond the PPR, the Client Workstation Alerts Account Managers To Performance Issues Notifies AMs of upcoming, required account service activities Displays birds-eye view of portfolio performance on key metrics Guides AMs on account performance against athena thresholds Additional key account data just a single click away

In Addition, Clients are Equipped With Self-Service/Training Tools on Performance athenahealth Training Video on 5 Stage Patient Visit

Behind The Scenes, Our Operations Teams Support The Client Performance Story athenaNet Intelligence: Drives knowledge into athenaNet to create clean claims Tracks clinical revenue opportunities and deploys rules to ensure collection and reporting of metrics Monitors the regulatory and reform environment and informs operations, client service, and product teams about relevant developments that impact performance Operations: Ensures everything needed for payment gets to and from the payer and that any denied/zero paid/underpaid claims are re-worked Product Development: Delivers new features that continually enhance client performance New features include month-end close, integrated payment processing, and the 5 Stage Patient Workflow athenahealth

We Monitor Our Own Performance on These Promises Through Research

athenaClinicals Lean Mapping Study



	"Patient Processing Machine"	"Steady but Opportunistic"	"Falling Behind and Frustrated"
Preference	Exclusively uses EHR	Predominantly uses EHR, may jot paper notes	Often jots paper notes, also uses EHR
Timing of Documentation	In exam room or just after	Starts during exam but finishes later	Lots of touch points
Patient Density	4-5 patients per hour	3 patients per hour	2 patients per hour
Out of Office Work	None	1-2 hours per day or night	2-4 hours per night + weekends
Real-time Capability	High	Medium	Low
Resourcing Strategy	+1 person, not >1 FTE Great delegation skills	1 dedicated support staff Avg delegation skills	1 dedicated support staff Poor delegation skills



Patient Arrives
Check in
Intake
Exam
Perform
Checkout
Patient Leaves

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Findings From Such Research Help Us To Continually Improve Client Results "Truly Lean" Avg. mo. work RVUs = 509 ~1.134 work RVU per appt Patient density = 4 per hour "Falling Behind" Avg. mo. work RVUs = 316 ~0.798 work RVU per appt Patient density = 2 per hour Based on a CY2009 conversion factor of $36.07 per RVU Lean Mapping Study Findings: Lean Physicians Earn As Much as $7,000 More Revenue Per Month

athenahealth

Finally, We Adapt to Industry Change In Order To Manage Performance



5010/D.O. Timeline
ICD-10 Timeline
ARRA Privacy and Security Timeline
MU Timeline
Begin high-level activities (awareness, communication, education, impact assessment, strategy)
Development, internal testing, production, readiness
Jan 2009 Government published final rule
Aug 17, 2010 HHS guidance on "minimum necessary" use of information
Oct 2010 Beginning of incentives to hospitals for Medicare and monitor payments
Jan 2011 Beginning of incentives to eligible professionals Beginning of monitoring of incentive payments to eligible professionals and hospitals
Jan 2011 Begin development
Oct 2013 Compliance date for all entities
2009
2010
2011
2012
2013
2014-2022
Government published final rule Jan 2009
HHS regulations implementing breach notification provisions of ARRA Aug 24, 2009
Begin internal testing Jan 2010
HHS guidance on de-identification of data; HHS regulations on scope of business associate requirements Feb 17, 2010
Achieve Level 1 compliance Begin Level 2 activities deployment Dec 2010
Achieve Level 2 compliance for all entities Jan 2012
Begin Level 1 activities (gap analysis, design, development, internal testing)
Begin internal testing
External testing and move to production
Initiate payment reduction to Medicare hospitals and eligible professionals that fail to adopt EHRs

©2009 Healthcare Information and Management systems Society (HIMSS)

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Industry Change Will Be Especially Significant Over The Next 2-3 Years Note: All dates are estimates except 5010 dates which were taken from the CFR. ICD 10 Testing Development Privacy/Security Rules Issued Implementation HIE Development and Implementation Process Changes Needed to Qualify for $ Select HITECH EHR Install/Upgrade Development Testing Production/Stabilization 5010 2010 2011 2012 (c)2009 Healthcare Information and Management systems Society (HIMSS)

These Changes Impact Our Work, But Our Clients Only Experience The Benefits This is the hallmark of a software-enabled-service model We take on the work of managing change so clients don't have to Case in point: HITECH Act Guarantee Program Available for current clients as well as prospects Our clients don't pay more for this They don't need to "upgrade" anything They don't need to incur additional costs for compliance

Looking Ahead, We See A Number of Opportunities to Improve Client Results Further solidifications and network based claims around the athenaClinicals ROI Introduction of athenaCommunicator and the path toward performance success Continued enhancements to the Collector story

On What We Already Believe is a Compelling Story that Only We Can Tell More Revenue Faster Revenue Less Work

Client Results Q&A Panel Jody Blakeway, VP, Client Services Jeremy Delinsky, VP, athenaNet Intelligence Susan Harmon, Director, Government Affairs

Presentation Break Coming Up Next: Client Perspectives Panel

Client Perspectives Panel Moderated by Derek Hedges VP, Enterprise Sales

Daniel C. Brown, M.D. Owner Family Medical Associates

About Us 25 years of service in North and South Attleboro Diverse patient population from small cities Independent single owner Family Medicine practice with Obstetrics Total of 12 medical providers (11 MDs, 1NP) 8 providers working part-time Service two long-term care facilities 8,000+ active "patient charts" Over 25,000 total charts on premises

Life Before athenahealth Single location, 4 providers Full-time position dedicated to "paper chasing" Two full-time billers Using a traditional software-based PMIS (Medical Manager) Faced with $20,000 maintenance upgrade Large AR balance with significant write-offs due to denials, "too small to chase" balances, ineligible insurance issues, and lost transmissions No ability to measure productivity or schedule utilization "Blank page" medical records, wrong info in patients charts, legibility issues

How We Heard About athenahealth Started with revenue cycle product after seeing presentation at Massachusetts Medical Society meeting Left our information with representative Received regular communications and follow up from athena Once considered drawbacks of software approach, decided to adopt to athena's "far better" service model The quality of athena's services and the ROI comparison "blew our old system out of the water" Given the inefficiencies of our current approach, we needed to make a change

Benefits to Our Revenue Cycle: More Revenue, Faster Revenue, Less Work Revenue Cycle: Adopted in 2005 Opened second site in 2008, expanded number of providers over the years (4 to12) DAR improvement From high of 60+ days to current 26-30 days DAR levels held steady as ramped up from 4 to 12 providers Decreased to 1 full time biller from 2 Two providers actually submit all their claims themselves

Benefits to Our Clinical Cycle: More Efficient Workflow and More Control Clinical Cycle: Adopted in 2007 Came on as early adopter (not beta) Researched several EMR options given early stage of Clinicals Experience with athenaCollector gave us confidence that Clinicals would be a comprehensive and user-friendly service Thorough, hands-on, systematic approach to implementation with well-defined tasks and deadlines for us to follow Enjoy the ability to access records remotely via the Web Responsive, fluid product with self-service customization options We can eliminate fields that no one clicks on Rapid response by call center

Benefits to Our Patient Cycle: Improved Scheduling and Communications Patient Cycle: Beta client since June of 2009 Comprehensive approach to the patient relationship ReminderCall performs all appointment confirmations Reduced up to six hours of daily staff time Now functioning as our answering service Allows patient to confirm/cancel/reschedule appointments Reduces no-shows, frees up spots for other patients Patient portal allows access to scheduling and test results without tying up staff on phone Utilizes "modern" communication methods that impress some patients but that others just expect in the 21st Century

Long-Term Expectations P4P/Healthcare Effectiveness Data and Information Set (HEDIS) Emerging programs and requirements around standards of care It doesn't matter how well you take care of patients if you can't prove it in the form of clinical data athena will help us to run these types of reports easily, manage our patient population, and earn more money Medical home Plan to pursue certification in the coming years with athena's help Online patient encounters MA looks to adopt capitation in the next five years Will likely prompt shift to more 'virtual visits' Fully portable patient health record Expanding current patient portal model and enhancing information patients can extract from health record

Joel A. Feinman, Ph.D. President Valley Medical Group, P.C.

About Valley Medical Group 30+ years of service in Western, Massachusetts Leading independent regional multi-specialty medical group 60+ Medical and Ancillary Providers 60,000+ "patient charts" Four full-service Health Centers in Pioneer Valley Excellent utilization, quality of care, and service performance Recipient of Patient Centered Medical Home Pilot Grant from Health New England

And Now...Recognized by National Committee for Quality Assurance in Healthcare Achieved highest certification (Level 3) under NCQA Physician Practice Connections(r) (PPC) Patient-Centered Medical HomeTM

Life Before athenahealth Exiting from a pre-paid health plan in 2000, our Group understood how to provide population-based care We did not understand fee-for-service medicine and the complexities of navigating multiple payers and contracts We needed a comprehensive and efficient system to manage our practice and let us spend as much time as possible seeing patients We also needed an efficient and effective solution to manage enormous amounts of clinical information tied to optimal financial performance

How We Heard About athenahealth athena was a young company in 2000 We did a web search when it was clear we could not bill for our services and we were burning through our reserves We were impressed with the "drive" of the athena people, their understanding of physician practices, and their willingness to take us on (and quickly) We did not want to invest in software, servers, maintenance contracts, etc. We liked the network model, the ease of use, the updated rules engine, and the reporting and practice management capabilities One of a kind learning organization with real-time benchmarking and active approach to customer innovation and satisfaction

Benefits to Our Revenue Cycle: More Revenue, Faster Revenue, Less Work Revenue Cycle: Adopted in 2000 Within weeks, we were receiving payments for services DAR improved and trend continues to improve over time From high of 60+ days to current 26-29 days Appointment management and "ticklers" for needed services saved staff and practitioner time and improved quality, safety, and revenue stream We now focus on what we do best - providing medical care Athena focuses on what they do best - managing payers

Benefits to Our Clinical Cycle: Smooth Implementation Clinical Cycle: Adopted in 2009 We were an early adopter of EMR technology Unfortunately, our first product decision (not athena) proved to be a mistake We needed a sure bet that we could ramp up quickly and efficiently with all the features necessary to manage a complex primary care practice Incredibly easy install with detailed project plan resulted in almost no practice "down time" during implementation Up in one day and therefore no lost revenue (not duplicated elsewhere in the industry) Incredibly knowledgeable athena support staff eased the way No need for expensive hardware and IT management

Benefits to Our Clinical Cycle: Workflow Optimization Available over secure connections anywhere the internet is available Enables real-time clinical data entry from any site of service; even from clinicians' homes while "on call", increasing safety and compliance Active connection with practice management (revenue cycle); no interface necessary Optimized practitioner workflow to ensure we do not miss payment opportunities Multiple input pathways allow customization and relative ease of use by busy clinicians and staff All the features necessary for NCQA Certification

Long-Term Expectations Continued development of features to allow easier point-of-care service reminders Continued development of point-of-care clinical decision support tools necessary to take better care of complex patients Beta client for athenaCommunicator; a world-class patient portal Gives patients access to important health information Allows us to improve the patient- provider relationships The next barrier to effective health care: "interoperability" of EHRs We expect athena to lead the way in allowing us to improve the health of populations we serve

Todd C. Rothenhaus, M.D. SVP, Chief Information Officer Caritas Christi Health Care

Caritas Christi Health Care Largest community-based health system in New England $1.4 billion in annual revenue 6 Hospitals 55 communities in Eastern Massachusetts 2,300 physicians (350 employed) Strong nursing-home alignment Home care and hospice services Laboure College of nursing

Caritas Christi Strategic Challenges Re-emergence of capitation Access to capital Highly distributed system Ultra-competitive marketplace Need to "knit" together fragmented care models Historical under-spending on information technology

Caritas Christi Physician Network 350+ office-based physicians Small and medium sized practices Inconsistent business processes Losing money Despite $70 million IT strategic plan, no definitive solution for our employed physician group

"Find us a partner to help us to Leapfrog ahead."

Early Results with athenahealth Wholesale replacement of PMIS in less than six months Native athenaCollector reporting superior to our previous data warehouse 20+ FTE reductions in staff Missing bills nearly zero

What athenahealth means to Caritas Software and health care business models are rapidly changing Unfortunately, healthcare IT remains stuck in the 20th century... Expertise is at a premium Traditional HCIT systems are far too complicated and delivered as an empty husk No practice or health system can maintain the knowledge-bases required to succeed in healthcare in 21st century People costs are key to cost control Whether software-as-a-service or software-enabled-services, athenahealth allows us to maintain best practices with less technical and administrative expertise

Operational Scalability David Robinson EVP, Chief Operating Officer

Operations Integrates Software, Knowledge and Work as a Software-Enabled-Service We deliver an intelligent, network-based infrastructure utilizing a single instance web-based application This infrastructure supports rapid evolution and scale Owning the process increases knowledge of efficiency and effectiveness drivers and enables automation Implementation teams and client self-service tools accommodate client base growth This model gives us a clear path to support 100,000 physicians and beyond

This SeS Operating Model Turns High Volume Inputs into Unique Benefits Knowledge Software Work 150,000 Claims 20,000 Checks 40,000 Clinical Docs 900 Phone Calls Daily Input Daily Results 150,000 Paid Claims $19mm+ Collected 10,000 Lab Results Posted 800 Issues Resolved Unique Benefits For athena: Work scales with growth For Client: More Revenue Faster Revenue Less Work

athenaNet is Supported by a Highly Scalable Cloud Architecture The world's first cloud-based platform for health care computing Horizontal scaling architecture enables unlimited scalability and better efficiency Decreased # of servers needed despite rapid growth in clients "Web pool" load balances client activity and provides seamless failover Leveraging one application allows us to become a virtual knowledge management system Capable of updating key data across all practices instantaneously Having access to all practice data also allows for network-effect analysis Software

We are Intensely Focused on Application Performance, Uptime and Security While volume has increased dramatically, athenaNet performance has steadily improved athenaNOC est. 2009

Network Architecture Allows for Enormous Economies in Supply Chain Automation athenaNet Payer s Hospital s Pharmacie s Labs Patient Physician count up 94% ERA Rate up 125%

Knowledge Enables Us to Accelerate Performance and Improve Efficiency Rules engine captures and shares what we learn about payers as well as requirements for emerging P4P programs 40+ million permutations, 100's of rules/mo. 50% of rules firing in past mo. written in last 180 days In November, we were issued a patent on this rules engine Protects our most significant barrier to entry First of several patents in our IP portfolio Broad industry changes ANSI 5010, NPI, ICD-10, HITECH Act Knowledge

Our Operations Team Supports a Global Execution Strategy Cost-effective resources that evolve to accommodate growth Internal 583 Direct Employees External Two Independent Offshore BPO Partners Claims Processing Payment Posting Clinical Documentation Professional Services Account Management Client Service Process and Technology Innovation 1,000+ Employees in India and Philippines Service delivery from four different cities Payment Posting Clinical Document Services Outbound Calls to Payers IBM Work

Our Broad, Service-Based Approach Yields Significant Operational Advantages Standardize Automate Learn Perform Aggregate We create a network via a single web-based application We learn the details to increase knowledge and automation We take ownership of the entire process by doing the work Work Knowledge Software By constantly working the process, we can prioritize and automate more rationally and effectively

Process Improvement Example #1: Payer Enrollment for Physicians Background: Enrollment is the process of registering doctors on payer systems to allow the submission of claims and the receipt of payments. Proper enrollment is required to maximize electronic transactions (e- Claims, EFT, ERA, Eligibility, and CSI) and minimize submission and payment problems. Growing Complexity New transactions More payers Varying practice structures Lack of Controls Managing with spreadsheets No measure of work Limited ability to enroll existing providers Lower transaction rates than expected Frequent clean-up Difficult to scale

The Result: A Much More Scalable and Flexible Process Improved the quality, consistency and timeliness of the enrollment process Supports specialization among our enrollment agents - individuals do not have to retain all knowledge

Process Improvement Example #2: Clinical Document Services Background: The challenge of getting paper transactions into the chart - camp forms, paper lab results, etc - is a major obstacle to EHR adoption When building Clinicals, we eliminate this obstacle by letting clients direct their fax lines to us

Monitoring of Volume Eventually Showed a Trend 18% of Practice work originally printed from athenaNet! Clients either were not using our barcode tools, or the barcodes could not be read

Result: Focus on Utilization of Front-End Tools Redundant documents prevented from getting printed at all Annotation / e-Signature tool New barcode technology improves efficiency More resilient against streaky fax machines More likely to fit on a dense form New2D Barcode Old 1D Barcode

Another Important Element of Scalability is the Implementation Process No software installation AT ALL (no capex) All interfaces embedded in athenaNet Rapid implementation Most time on configuring workflow, training staff and enrolling providers Due to Our SeS model, our implementation process is cost effective and efficient

Enterprise (150+ docs) Enterprise (150+ docs) Group Practices (4+ docs) Group Practices (4+ docs) Collector Implementations Highly Scalable Due to Virtual Capability and Self-Service Month s 7 5 3 1 Small Practices (1-3docs) All virtual imp No travel athenaCollector athenaClinicals Small Practices (1-3 docs) Optional virtual Imp Some travel 2009 Self-service tool Online training module

Enterprise (150+ docs) Enterprise (150+ docs) Group Practices (4+ docs) Some virtual imp Group Practices (4+ docs) Some virtual imp Next Year, We Plan to Expand athenaClinicals Virtual and Self-Service Capabilities Month s 7 5 3 1 Small Practices (1-3 docs) All virtual imp No travel athenaCollector athenaClinicals Small Practices (1-3 docs) All virtual imp No Travel 2010

Our Operational Scalability Supports Growth to 100,000 Physicians and Beyond Paper volume has remained constant despite rapid growth in charges processed

Operational Scalability Key Takeaways We innovate rapidly because we have a network and one application Because we do the work we learn how to eliminate it Our process improvement focus drives benefit for all stakeholders Implementation becoming standardized and virtualized (and cheaper) We are positioned to scale to100,000 physicians and beyond

Operational Scalability Q&A Panel Ed Park, Chief Technology Officer David Tassoni, VP, Operations Ryan Wise, VP, Process Innovation

Presentation Break Coming Up Next: Market Awareness Discussion

Market Awareness Discussion Rob Cosinuke SVP, Chief Marketing Officer

Our Efforts to Build Awareness and Drive Growth are Unique and Will Intensify We have focused our go-to-market approach and expanded our sales teams Our channel partnerships provide us with exposure to key decision makers We have enhanced the athena brand messaging and added compelling creative content We are launching new initiatives to expand awareness in 2010 that give us confidence in continued growth

We Focused Our Go-To-Market Approach and Expanded our Sales Force in 2009 # Reps Q3 2008* # Reps Q3 2009* Characteristics Focus Small Practice 1-3 docs Virtual sales Group Practice 4+ docs Field sales 15 20 Enterprise 150+ docs Corp-owned Biz dev as sales 20 18 0 5 Cross-Sell & Channels Up-sell services 2 6 PSS Team Meetings with PSS reps 15 15 Total Sales Reps* 52 64 Channel Management Sales Solutions Sales & Marketing Operations Cross-Segment Support *Quota-carrying reps including sales leaders Marketing

Small Group Segment (1-3 docs): Our Fastest Growing Segment Sales Model: Virtual sales and implementation model (highly scalable) 30-60 day sales cycle Update from the Field: Notable increase in combined sales of Collector + Clinicals For athena overall, 30%+ rate of combined deals in Q309 v. 10% in Q308 Diverse, targeted marketing engine yielding steady and growing lead volume Focus on paid and organic search, Web sponsors, PSS dinners, webinars, lead nurturing email and HITECH Guarantee Program Marketing analysis driving more predictable/cost-effective results Looking Ahead: Adding additional reps ahead of growth in 2009 and more during 2010 Breakthroughs in leads and meeting generations through marketing

Group Practice Segment (4+ docs): Experiencing Steady Growth Sales Model: 90-120 day sales cycle - consultative, educational sale Focus intensified on this segment during 2009 after enterprise team formed Update from the Field: Our growth remains strong amid hospital acquisition activity Combined sales of Collector and Clinicals are increasing e.g. Regional Health's 100 medical providers signed in Q309 Looking Ahead: Introducing new regional sales executives to focus on 4-10 doc market Conduct more virtual sales and implementations Adding additional reps ahead of growth in 2009 and more during 2010

Enterprise Segment (150+ docs): Up to Speed Sales Model: 120+ day sales cycle - senior relationships combining sales, consulting and business development Created dedicated team in Q109 with great results Update from the Field: Significant wins this year such as Caritas Christi & Cook Children's Strong growth from the existing enterprise client base Relationship manager focus on executive relationships and client sat Looking Ahead: We have plans to add additional reps in 2010 Mark Gowetski (former GE/IDX sales VP) to lead enterprise sales team athenahealth

Cross-Sell Team: Pursuing Significant Growth Opportunities

Sales Model:

- Dedicated expanded team in 2009
- Partner with account management to educate clients about new services and generate leads

Update from the Field:

- Clinicals sales brisk and picking up momentum
- ReminderCall adoption very strong

Looking Ahead:

- Communicator to be added post launch in Q1 2010
- Expand use of athenaNet to promote interest in new services
- Adding additional reps ahead of growth in 2009 and more during 2010 given Clinicals and ReminderCall/Communicator demand

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Anodyne provides significant cross-sell opportunity to large groups and enterprises National partnership with PSS since 2007 for sale of Collector and now Clinicals National partnership with Eclipsys since 2007 for sale of athenaCollector Regional relationships: Medical Societies (15 total) Consultants, accountants, lawyers, CPAs MSO's & GPO's Continued interest in new relationships and in additional "light" opportunities Adding to this team in 2009 and 2010 Our Diverse Network of Channel Partners Reach 200,000+ Providers

PSS World Medical (PSSI) Channel Team: Driving New Meetings Sales Model: Partnership with 650 PSS reps covering 110 ,000 PSS clients in all 50 states athena sales specialists deployed across the country PSS reps earn commission and rewards for providing leads that generate deals for athenahealth; athena reps paid commission on meetings Update from the Field: Each year has surpassed prior year due to increased ride days and more experience in the field working together - over 50% more new meetings YTD Looking Ahead: Greater ride day commitment from PSS leadership Continued training of PSS sales team on all services

And, Our Channel Network Continues to Grow: Introducing QHR QHR is the national market leader in hospital management: Est. 1977 by Hospital Corporation of America (HCA) 150+ managed hospitals 6,000+ affiliated providers; 1,000 owned/employed providers athenahealth joins QHR's Strategic Service Partner (SSP) Program : QHR will offer athenaCollector and athenaClinicals to hospital clients at a discounted rate Expands awareness for athena within the small, group and enterprise market segments Activity has begun with promising opportunities emerging

Despite All of This Success, Awareness Continues to Be a Major Challenge Optimal Spot Awareness and Favorability for the Entire Industry Is Relatively Low 2008

In Marketing, We Developed a Crisp and Differentiated Messaging Strategy Vision: To make health care work the way it should Mission: To be the most trusted business service to medical groups Brand Promise: There is a better way Key Messages: Web-based software-enabled-service Low investment: no expensive hardware or software Low risk: flexible system adapts to changing requirements (including HITECH) Patented rules engine Collective knowledge and experience make the system better for all Claims are paid fast, the first time they are submitted Intelligent back office services Removing paper and practices' most unproductive work to help them be more efficient Workflow systems and support ensure business is running at its full potential

We Developed a Creative Platform to Effectively Communicate these Messages Clear Headline Gets directly to the heart of everyone's fears and hopes High Quality Photography National Geographic caliber, documentary photography of our actual clients at work Differentiated Approach Quickly provides context for our point of difference and hammers home three key messages. Memorable Tag Line Cumulative list of differentiators prove "there is a better way"

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We Brought These Messages To Life with Emmy-Award Winning Talent



athenaCollector Deerpath Testimonial



athenahealth Animated Overview



athenaClinicals Schuermann Testimonial



athenaCollector Masucci Testimonial


athenaClinicals
• Minimizes hurdles to adoption
• Maximizes long-term benefits to your practice

athenaClinicals Service Overview



athenaClinicals Deerpath Testimonial



ReminderCall Deerpath Testimonial



athenaCommunicator Service Overview



athenaClinicals Masucci Testimonial



Cook Children's Announcement Video


It's all about the providers.

PayerView – The Power of PayerView



athenaClinicals Client Testimonial Montage

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A New Approach to Marketing in 2009 Video

These New Messages and Content Landed Numerous Media Placements

To Emphasize Key Messages, We Launched a Bold Guarantee Program for HITECH Dollars Increases awareness Puts us on the map as a top tier EHR player with the key national and regional influencers Supplies a powerful "hook" Brings the difference of our model to life with a guarantee on payment rather than features and functionality Accelerates sales cycle More leads for new Collector and Clinicals deals, supports cross-sell efforts Builds our brand as a trusted service Further differentiates our approach as a software-enabled-service partner

And We Continued To Tell Our Story Through Broad Public Relations Campaigns Integrated PR campaign with Cook Children's and Microsoft Conducted 14 national broadcast interviews around health reform, HITECH and PayerView Generated over 80 million unique impressions through print, online, and broadcast media

These New Messages and Content Supported Marketing Initiatives that Drove Record Leads Response volumes up significantly over last year Major Initiatives in 2009: Integrated media campaign Launch of new website HITECH Act Guarantee Program Major enterprise client announcements Regional fly wheel campaigns Volumes Up 115%+ *Compares January-October in both periods 2008 2009

While Awareness Growth Will Take Time, Our Efforts Have Improved Favorability Optimal Spot 2008 Optimal Spot 2009

In 2010, We Are Radically Improving Market Intelligence and Market Coverage We are investing in new market intelligence infrastructure, building a new "social map" of the industry Leverage telemarketing to contact EVERY PRACTICE IN THE COUNTRY Use that infrastructure to treat every medical practice in America like they are already a customer Pre-build clinical interfaces to clinical supply chain (e.g. labs, hospitals, HIEs) around existing clients Radically expand the freeware/"light" services we render as part of our marketing efforts Optimize media plan with blue chip properties (e.g., ePocrates)

We Will Also Launch New Product Initiatives, and Make On-Boarding Easier "athenaOne" Integrated product suite grounded in % of revenue pricing approach Experiment with "athenaCommunity" Leverage the power of our client base to connect to new prospects Simplified implementation process Best practice configurations and self-service arrangements Migration toward free implementation for all services Bring the cost of joining the network to zero

Key Takeaways on Market Awareness Our marketing and sales teams have expanded and are equipped to drive growth We have a clear, differentiated approach and brand messages that the market is responding to Our new partner programs are expanding and will accelerate awareness within key markets We have the opportunity to grow rapidly to 100,000 physicians and beyond Continued investment in awareness, and the evolution of our growth operations infrastructure is required

Market Awareness Q&A Panel Nancy Brown, SVP, Biz Dev & Gov't Affairs Robert Hueber, SVP, Sales Pierre Valette, VP, Content Communications

Financial Overview Carl Byers SVP, Chief Financial Officer

We Have a Solid Financial Foundation Notes $30MM deployed for Anodyne in Q4 athena DAR is 49.6, down 3.8 days Y- o-Y Deferred tax asset of $12.3MM STRONG BALANCE SHEET Cash/debt ratio of 8.6x As of September 30, 2009 EXPANDING PROFITABILITY Adjusted Operating Income 61% annual growth Adjusted figures add back stock-based compensation expense and other non-recurring charges.

IPO We Have Delivered Strong Growth 28% growth 36% growth 41% growth Quarterly Revenue ($K) 2006-Present athenahealth

Our Opportunity Remains ~100x Our Size

U.S. Healthcare Expenditures = $2.2tn[1] | **athenahealth's Collections ~1%**



21%
Physician and Clinical Services: $479bn[1]
athenahealth Collections $4.9bn (1.02%)

Growth Trend – Ambulatory Care

Estimated at $865bn by 2018[1]



CAGR = 6 %
$1,000,000
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018

Market Opportunity

- Revenue cycle market opportunity → $479bn x 2-8%[2] = ~ $24bn
- Clinical cycle market opportunity → $479bn x 1-3%[2] = ~ $10bn
- Patient cycle market opportunity → TBD

Total = ~$34bn+

[1] CMS data, 2007 (most recent data: http://www.cms.hhs.gov/NationalHealthExpendData/downloads/proj2008.pdf)
[2] Assumed rate of spending within medical practices for services that athenahealth offers on an outsourced basis

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Our Margins Expand As We Grow Adj. Gross Margin: ~70 bps per qtr Adj. EBITDA Margin: ~121 bps per qtr Adj. Op. Inc. Margin: ~185 bps per qtr Adjusted figures add back stock-based compensation expense and other non-recurring charges.

Profitability is Driven By Our Model Clear Value Proposition: More $$$ Faster Less Work High Client ROI: Low capex Revenue up Costs flat High ATHN Profitability: Web/rules remove work Automation removes cost Value drives retention Our Business Model: Web-based app Patented rules engine Full service

A Provider is Worth MUCH MORE To Us ATHeNa Marketing and Sales Implementation Year 1 Year 2-11 Simplified Illustration: 10 physicians Cumulative: ($100K) ($95K) $100K ($100K) $200K $2.5MM (w/ Xsell) ($1.0MM) ($80K) $25 K $1.5MM MeDical softwaRe eXample $20K Cumulative: $340K ($50K) ($25K) ($20K) $200K ($100K) ($80K) $95K $385K ($100K) $25K ($80K) Cumulative Earnings ~4x Higher For ATHN

What's More, We Are Worth Much More to The Industry, Because We Can Deliver The Network The core problem: Fragmented, providers who are disconnected from each other in terms of workflow, information and related coordination activities This drives high cost due to: Duplication of effort, excessive communication cost (with low communication benefit) and the cost of fixing related errors Networks come from economic engines, not from central fiats When providers have an incentive to coordinate, network-based services proliferate (see PBMs) Our network is growing rapidly, because it solves physicians' cash problem Will reform provide $$ incentives for clinical data sharing? ?

We Will Continue to Grow Quickly During our IPO, we committed to 30% or better growth in every compare period through 2011 So far, so good: 33%, 35%, 36%, 35%, 35%, 47%, 42%, 42%, 37% We are confident we will meet this commitment through 2011 athenahealth

2011 Ratios in Sight

Long-Term Focus on High-Leverage Model

	2011 Target Model c. 9/07 IPO	2011 Target Model Revised c. 12/08	2011 Target Model Revised Today
Growth	30%+	30%+	30%+
Adj. Gross Margin	57-60%	61-64%	64%+
Adj. EBITDA Margin[1]	27-32%	30-35%	*30-35%* *(no change)*
Adj. Op. Margin[1]	23-27%	25-30%	*25-30%* *(no change)*

KEY DYNAMICS IN THIS MODEL

- Bottom line metrics could go higher, but our goal is the long-term and we see opportunity to accelerate growth and innovation investments
  - R&D drives GM expansion across all product areas
  - 30%+ growth is more total growth given our higher base and 2014 is our extended growth commitment
- Good reasons to vary "unfavorably" continue to include growing faster than plan (given annuity economics) and rapid growth of products that are earlier in their automation / leverage cycle
- Some sources of growth are also inherently more expensive than others, but well worth it given IRRs

1. *Adjusted figures add back stock-based compensation expense and other non-recurring charges.*

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Progress Toward 2011 Goals Will Be Steady Last year, we had a major investment program in 1H09 which resulted in flat Y-o-Y gross margins at the start of the year In 2010, gross margins should expand in every year-over-year period Gross margin and G&A leverage will drive operating income expansion in 2010, moving us toward the 2011 targets Spending on growth and innovation will remain robust This spending will drive high growth, expand product value and drive up automation rates

That Said, 2011 Is Not the Primary Focus Our long term goal is to become The Network: A ubiquitous presence driving operational and financial outcomes Our "hedgehog" remains: best in the world at getting physicians paid for doing the right thing This is our focus for all services, including Clinicals and Communicator Like HIT players in prior decades, we believe a client base of 100,000 physicians is achievable; of course, we'd like to go beyond that At or before then, we aim to hit PAYX margins: 67% gross; 38% operating, an achievement only available to Software Enabled Services companies

Our 2014 Goal is Growth and EPS We have recently completed a new five year plan, based on which we now expect to continue to achieve 30%+ organic revenue growth through 2014 In addition, we aim to drive annual EPS by at least 10 points more than that Thus, rev. growth of 30%+ should be paired with EPS growth of 40%+ This is enabled by our unique operating leverage position PAYX margins remain the long term goal (and 2014 may be quite close), but our commitment is designed to be more flexible than a strict margin profile Growth and EPS expansion are our core commitments We are in a dynamic period and strategic opportunities will emerge that could impact the margin profile

Other Points of Interest Tax rate The rate exceeded expectations given non-deductible items 123R stock comp expense and acquisition costs not deductible These expenses are a high percentage of net income today We still expect a steady decline toward the low 40s Guarantee Accounting Program launched in September; most meaningful program in industry; with intent to exclude any related charges from Non-GAAP #s No liability to date given low probability of payout (due to readiness) Will monitor likelihood of obligation and other considerations, in consultation with outside experts and our auditors

Summary and Parting Thoughts Today, we reviewed our status: A record of growth and innovation; a boundless opportunity; and the culture and resources necessary to go after it At IPO, in this room we said it was merely "the end of the beginning" More than two years later (and more than 12 years since I called the IRS from Jonathan's basement to get our Tax ID Number), that remains true: We are only scratching the surface of this company's potential

Management Q&A Panel

Closing Remarks Jonathan Bush President, Chairman & CEO

Second Annual Investor Summit December 3, 2009